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                                                                    EXHIBIT 99.2

May 8, 2007

Yingli Green Energy Holding Company Limited
No. 3055 Middle Fuxing Road
Baoding, China

                              CONSENT OF SOLARBUZZ

Solarbuzz LLC ("Solarbuzz") hereby consents to the use of Solarbuzz's name and the data from the Marketbuzz Report 2007 prepared by Solarbuzz relating to the photovoltaic industry, market and products in the registration statement on Form F-1 (together with any amendments thereto, the "Registration Statement") of Yingli Breen Energy Holding Company Limited to be filed with the U.S. Securities and Exchange Commission.

Solarbuzz also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

                                        SOLARBUZZ LLC


                                        By: /s/ Craig Stevens
                                            ------------------------------------
                                        Name: Craig Stevens
                                        Title: President